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                                                              Exhibit 10.40
FIRST AMENDMENT TO
STOCK PURCHASE AGREEMENT


     This First Amendment ("Amendment") to the Stock Purchase Agreement dated as of February 4, 2000, by and between Network Access Solutions Corporation, a Delaware corporation and SBC Communications, Inc., a Delaware corporation, is entered into as of the 22nd day of December, 2000.


RECITALS

          WHEREAS, the parties hereto wish to eliminate certain covenants set forth in the Agreement;

          NOW THEREFORE, in consideration of the mutual covenants contained herein, NAS and SBC agree as follows:


Section 1:  Definitions

     All capitalized terms in this Amendment shall have the same meaning assigned to such terms in the Agreement.

Section 2:  Deleted and Amended Representations, Warranties and Covenants

          The text of Section 8.3 (Definitive Operating Agreement); Section
9.4 (Board Representaion); Section 9.11 (Use of Proceeds); Section 9.12 (Definitive Operating Agreement); and Section 9.13 (Right of Primary Offer); and Exhibit C to the Agreement, shall be deleted in their entirety.


Section 3:  Ratification

     In all other respects, the Agreement is hereby ratified and affirmed.


[Signature appear on following page]

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement, or have caused this Agreement to be signed in their respective names by an officer, hereunto duly authorized, on the date first above written.


Network Access Solutions Corporation



By:  /s/ Jonathan P. Aust
     Jonathan P. Aust
     CEO


SBC Communications Inc.



By:  /s/ James S. Kahan
     James S. Kahan
     Senior Executive Vice President - Corporate Development

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